Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT CONSENT

I hereby consent to the use in this Registration Statement on Form S-1 of our audit report dated September 21, 2014 of Boomer Ventures, Inc. for the period ending July 31, 2014 and 2013, which appear in such Registration Statement.

I also consent to the references to me under the headings "Expert" and "Selected

Financial Data" in such Registration Statement.

Dated: October 31, 2014

/s/ David Lee Hillary, Jr.

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David Lee Hillary, Jr.

5797 East 169th Street

Noblesville, IN 46062

317-222-1416

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5797 East 169th St., Suite 100 Noblesville, IN 46062 317-222-1416 www.HillaryCPAgroup.com